UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 28, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
(Address of principal executive offices and zip code)

1-760-230-8986
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm.

On June 28, 2010, China Tel Group, Inc., a Nevada corporation (the “Registrant” or the “Company”) dismissed Mendoza Berger & Company, L.L.P. (“Mendoza”) as the Registrant’s independent registered public accounting firm.  The decision to dismiss Mendoza as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors and determined to be in the Company’s best interest.  Except as noted in the paragraph immediately below, the reports of Mendoza on the Company’s consolidated financial statements for the years ended December 2009 and 2008 and the period April 4 2008 (date of inception) to December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.

The reports of Mendoza on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 and for the period April 4, 2008 (date of inception) to December 31, 2009 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to uncertainty with respect to the Company’s ability to obtain financing and fund its operations.

During the years ended December 31, 2009 and 2008 and the period April 4, 2008 (date of inception) to December 31, 2009 through June 28, 2010, the Company has not had any disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Mendoza’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2009 and 2008 and period April 4, 2008 (date of inception) to December 31, 2009 through June 28, 2010, there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

The Company provided Mendoza with a copy of this disclosure, as set forth this Item 304 (a)(3) of Regulation S-K, and was requested to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from Mendoza is attached hereto Exhibit 16.1

New independent registered public accounting firm.

On June 28, 2010 (the “Engagement Date”) the Company engaged RBSM LLP (“RBSM”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010.  The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors and determined to be in the Company’s best interest.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
The applications of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, an neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

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Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 16.1	Description of Exhibit. Letter from Mendoza Berger & Company, LLP to the United States Securities and Exchange Commission dated June 28, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: June 28, 2010	By: /s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Vice President and General Counsel

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